As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333-03035

Registration No. 333-80265

Registration No. 333-85854

Registration No. 333-104347

Registration No. 333-115498

Registration No. 333-134062

Registration No. 333-159832

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03035

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-80265

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85854

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-104347

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115498

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-134062

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-159832

UNDER THE SECURITIES ACT OF 1933

COHERENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-1622541
(State of Incorporation)	(I.R.S. Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

1990 Directors’ Stock Option Plan

1995 Stock Plan

1998 Director Option Plan

1998 Director Stock Plan

2001 Stock Plan

Employee Stock Purchase Plan

Amended and Restated Employee Stock Purchase Plan

(Full title of the plans)

Bret M. DiMarco

Executive Vice President, Chief Legal Officer and Corporate Secretary

Coherent, Inc.

5100 Patrick Henry Drive

Santa Clara, California 95054

(408) 764-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jose F. Macias

Wilson Sonsini Goodrich & Rosati,
Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), previously filed with the Securities and Exchange Commission (the “Commission”) by Coherent, Inc. (the “Registrant”), each pertaining to the registration of shares of the Registrant’s common stock, $0.01 par value (the “Common Stock”) offered under certain employee benefit and equity plans and agreements:

File No.	Date Filed	Name of Equity Plan or Agreement	Shares of Common Stock (#)
333-03035	May 1, 1996	1990 Directors’ Stock Option Plan and 1995 Stock Plan	1,300,000
333-80265	June 9, 1999	1998 Director Option Plan, 1995 Stock Plan and Employee Stock Purchase Plan	4,850,000
333-85854	April 8, 2002	2001 Stock Plan	2,800,000
333-104347	April 7, 2003	1998 Director Option Plan	50,000
333-115498	May 14, 2004	2001 Stock Plan	3,500,000
333-134062	May 12, 2006	1998 Director Stock Plan	549,500
333-159832	June 8, 2009	Amended and Restated Employee Stock Purchase Plan and 1998 Director Stock Plan	629,000

The offerings contemplated by the Registration Statements have terminated.  In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of the Registrant that had been registered but remain unsold  at the termination of the offerings, the Registrant is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all the shares of Common Stock registered under such Registration Statements that remain unsold as of the date hereof, if any.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on December 21, 2020.

COHERENT, INC.

By:	/s/ Kevin Palatnik
Kevin Palatnik
Executive Vice President and Chief Financial Officer

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